                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          MGIC Investment Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

MGIC
INVESTMENT
CORPORATION

---------------------------

NOTICE
OF
ANNUAL
MEETING
AND
PROXY
STATEMENT

---------------------------

1998
ANNUAL
REPORT
TO
SHAREHOLDERS

MGIC INVESTMENT CORPORATION

WILLIAM H. LACY
Chairman and Chief Executive Officer

                                                                  March 26, 1999

Dear Shareholder:

     You are invited to attend the Annual Meeting of Shareholders of MGIC Investment Corporation, which will be held in Vogel Hall at the Marcus Center for the Performing Arts, 123 East State Street, Milwaukee, Wisconsin, on May 6, 1999, at 9:00 a.m. We look forward to greeting as many of our shareholders as are able to be with us.

     As explained in the accompanying Proxy Statement, shareholders are being asked to elect a class of five directors and to ratify the appointment of PricewaterhouseCoopers LLC as independent accountants for 1999. Your Board of Directors unanimously recommends that you vote FOR the nominees for director identified in the Proxy Statement and FOR the ratification of the appointment of independent accountants. At the meeting, we will also report on the state of our business.

     Our Annual Report to Shareholders appears immediately after the Proxy Statement.

     WHETHER OR NOT YOU EXPECT TO ATTEND, TO ENSURE YOUR REPRESENTATION AT THE MEETING AND THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, for which a return envelope is provided.

Sincerely,


/s/ William H. Lacy
William H. Lacy
Chairman and Chief Executive Officer

                          MGIC INVESTMENT CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                  MAY 6, 1999

To the Shareholders of
  MGIC Investment Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of MGIC Investment Corporation (the "Corporation"), a Wisconsin corporation, will be held in Vogel Hall at the Marcus Center for the Performing Arts, 123 East State Street, Milwaukee, Wisconsin, on May 6, 1999, at 9:00 a.m., for the following purposes:

          (1) To elect a class of five directors of the Corporation to serve for a term of three years expiring at the 2002 Annual Meeting;

          (2) To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for 1999; and

          (3) To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 10, 1999, as the record date to determine the shareholders entitled to notice of and to vote at this meeting.

By Order of the Board of Directors

Jeffrey H. Lane, Secretary
Milwaukee, Wisconsin
March 26, 1999

                             YOUR VOTE IS IMPORTANT
        PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD

   MGIC INVESTMENT CORPORATION P.O. BOX 488, MGIC PLAZA, MILWAUKEE, WI 53201
                                PROXY STATEMENT

     This Proxy Statement and the accompanying proxy are first being mailed on or about March 26, 1999, in connection with the solicitation of proxies on behalf of the Board of Directors of MGIC Investment Corporation (the "Corporation"), a Wisconsin corporation, for use at the Annual Meeting of Shareholders to be held at 9:00 a.m., Thursday, May 6, 1999, in Vogel Hall at the Marcus Center for the Performing Arts, 123 East State Street, Milwaukee, Wisconsin.

     The record date for determining shareholders entitled to vote at the meeting is March 10, 1999. As of that date, 109,002,358 shares of Common Stock were outstanding and entitled to be voted. For each matter which may come before the meeting, shareholders will be entitled to one vote for each share of Common Stock registered in the shareholder's name on the record date.

     The enclosed proxy is solicited by the Board of Directors of the Corporation. If the proxy is properly executed and returned, and choices are specified, the shares represented thereby will be voted at the meeting in accordance with those instructions. If no choices are specified, a properly executed proxy will be voted as follows:

     FOR--Election to the Board of the five individuals nominated by the Board of Directors; and

     FOR--Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 1999.

     Proxies are revocable by written notice to the Secretary of the Corporation at any time prior to their exercise and may also be revoked by signing and delivering a proxy with a later date. Shareholders present at the meeting may withdraw their proxies and vote in person.

     Votes cast by proxy or in person at the meeting will be counted by representatives of Firstar Bank Milwaukee, N.A., the transfer agent and registrar of the Common Stock, which has been appointed by the Corporation to act as inspector of election for the meeting. The inspector of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast."

     A "broker non-vote" occurs when a broker (or other nominee) does not have authority to vote on a particular matter without instructions and has not received such instructions. The inspector of election will treat broker non-vote shares as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, broker non-vote shares will be disregarded in the calculation of "votes cast."

     The Corporation's Annual Report to Shareholders for the fiscal year ended December 31, 1998, appears immediately after this Proxy Statement. The Annual Report to Shareholders is not incorporated by reference into this Proxy Statement and is not to be deemed a part of this Proxy Statement.

                                STOCK OWNERSHIP
--------------------------------------------------------------------------------

     The following table sets forth, as of January 31, 1999, unless otherwise noted, certain stock ownership information regarding all shareholders known by the Corporation to be the beneficial owners of more than 5% of the Corporation's Common Stock, each executive officer named in the Summary Compensation Table herein and all directors and executive officers as a group. Unless otherwise noted, the owners have sole voting and investment power with respect to such shares.

                                                                    SHARES         PERCENT
                            NAME                              BENEFICIALLY OWNED   OF CLASS
                            ----                              ------------------   --------
The Northwestern Mutual Life
Insurance Company ("NML")
  720 East Wisconsin Avenue
  Milwaukee, Wisconsin 53202 (1)............................      11,986,992         11.0%
FMR Corp.
  82 Devonshire Street
  Boston, Massachusetts 02109 (2)(3)........................      11,532,686         10.6%
AMVESCAP PLC
    1315 Peachtree Street, N.E.
    Atlanta, Georgia 30309 (2)(4)...........................       9,384,402          8.6%
William H. Lacy (5).........................................         381,810            *
Curt S. Culver (5)..........................................         181,584            *
J. Michael Lauer (5)........................................         316,202            *
Lawrence J. Pierzchalski (5)................................         117,280            *
James S. MacLeod (5)........................................         151,026            *
All directors and executive officers as a group (20 persons)
  (5)(6)....................................................       1,747,622          1.6%

---------------
* Less than 1%

(1) NML has sole voting and investment power as to 11,948,392 shares and shared voting and investment power as to 38,600 shares.

(2) Ownership information is for shares of Common Stock as of December 31, 1998, as reported in statements filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

(3) Includes 10,952,700 shares beneficially owned by Fidelity Management & Research Company ("Fidelity"), a registered investment adviser and wholly-owned subsidiary of FMR Corp., 6,204,700 shares of which are owned by Fidelity Advisor Growth Opportunities Fund, a registered investment company which Fidelity serves as adviser. Also includes 579,986 shares beneficially owned by Fidelity Management Trust Company ("Fidelity Trust"), a bank and wholly-owned subsidiary of FMR Corp. Edward C. Johnson 3d, Chairman of FMR Corp., FMR Corp., through its control of Fidelity, and the investment companies for which Fidelity acts as investment adviser ("Funds") each has sole investment power as to the 10,952,700 shares owned by the Funds; the Funds' Boards of Trustees have sole voting power as to such shares. Mr. Johnson and FMR Corp., through its control of Fidelity Trust, each has sole investment power as to the 579,986 shares owned by the institutional accounts managed by Fidelity Trust, sole voting power as to 407,386 of such shares and no voting power as to 172,600 of such shares. Mr. Johnson, members of his family and trusts for their benefit own 49% of the voting stock of FMR Corp. and through such ownership and a shareholders' voting agreement may be deemed to form a controlling group with respect to FMR Corp.

(4) Voting and investment powers as to all 9,384,402 shares are shared among INVESCO Capital Management, Inc., a registered investment adviser, and the following holding companies, all of which are members of a group as to which AMVESCAP PLC is the parent holding company: AVZ, Inc., AIM Management Group Inc., AMVESCAP Group Services, Inc, INVESCI, Inc., INVESCO North American Holdings, Inc., and INVESCO (NY) Asset Management, Inc.

(5) Includes shares which the named executive officers or all directors and executive officers as a group (the "Group") had the vested right to acquire on January 31, 1999, or which become vested within sixty days thereafter, under stock options granted to executive officers as follows: Mr. Lacy--252,360; Mr. Culver--163,200; Mr. Lauer--299,480; Mr. Pierzchalski--117,280; Mr.
MacLeod--135,280; and the Group--1,372,460. Also includes shares held in the Corporation's Profit Sharing and Savings Plan and Trust as follows: Mr. Culver--7,934; Mr. Lauer--12,802; Mr. MacLeod--15,746; and the Group--55,317.
Also includes shares for which voting and investment powers are shared as follows: Mr. Lauer--2,400; and the Group--24,844. Excludes shares, beneficial ownership of which is disclaimed, which are held as custodian for children or owned by spouses or trusts as follows: Mr. Lauer--4,900; and the Group-- 111,944.

(6) Includes an aggregate of 28,172 shares held under the Corporation's 1993 Restricted Stock Plan for Non-Employee Directors and under the Deposit Share Program under the Corporation's 1991 Stock Incentive Plan, as to which shares the beneficial owners have sole voting power but no investment power. Excludes 11,986,992 shares held by NML. James D. Ericson and Edward J. Zore, who are executive officers of NML and directors of the Corporation, have each disclaimed beneficial ownership of such shares.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)
--------------------------------------------------------------------------------

NOMINEES FOR ELECTION

     The Board of Directors is divided into three classes, with each class having a term of three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each Annual Meeting for a three-year term.

     The nominees for election to the Board of Directors to serve a three-year term of office ending at the time of the 2002 Annual Meeting include four incumbent directors--Mary K. Bush, David S. Engelman, Kenneth M. Jastrow, II and William H. Lacy--and Daniel P. Kearney, who is not currently a director. Each nominee has consented to being named in this Proxy Statement and has indicated a willingness to serve if elected. However, if at the time of the Annual Meeting any of the nominees is not available to serve as a director (an event which the Board of Directors does not now anticipate), the proxies will be voted for the election as directors of such other person or persons as the Board of Directors may designate, unless the Board of Directors, in its discretion, reduces the number of directors.

SHAREHOLDER VOTE REQUIRED

     Each nominee receiving a plurality of the votes cast at the meeting will be elected as a director. Only votes cast for a nominee will be counted. Votes cast include votes under proxies which are signed, but which do not have contrary voting instructions. Broker non-votes, abstentions and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will be disregarded in the calculation of a plurality of the "votes cast."

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES NAMED ABOVE, AND UNLESS A SHAREHOLDER GIVES INSTRUCTIONS ON THE PROXY CARD TO THE CONTRARY, THE PROXY WILL BE VOTED FOR THE NOMINEES.

     Set forth on the following pages for each nominee and for each director whose term expires in a subsequent year is certain information, including age, principal occupation, business experience for at least the past five years, the year first elected a director of the Corporation, and the committees of the Board of Directors on which each director serves.

                                                                                       SHARES
                                                                                    BENEFICIALLY
                                                                                      OWNED(1)
NOMINATED FOR ELECTION FOR A TERM ENDING 2002                                       ------------
Bush photo            MARY K. BUSH, 50, a Director since 1991, has been President of Bush & Company, an international financial advisory firm, since 1991. Ms. Bush was Managing Director and Chief
                      Operating Officer of the Federal Housing Finance Board, a
                      U.S. government agency, from 1989 to 1991, Vice
                      President-International Finance of the Federal National
                      Mortgage Association, a secondary mortgage institution, from
                      1988 to 1989, and served the President of the United States as a member of the Board of the International Monetary Fund from 1984 to 1988. She is a Director of Texaco, Inc. and
                      Building One Services Corporation, a Trustee of Pioneer
                      Funds and a member of the Advisory Board of Washington
                      Mutual Investors Fund. Ms. Bush is Chairperson of the Audit
                      Committee of the Board of Directors. Ms. Bush is a graduate of Fisk University and holds an MBA degree from the
                      University of Chicago.                                            2,000(2)

Engelman photo        DAVID S. ENGELMAN, 61, a Director since 1993, is a private investor. Mr. Engelman was Chairman, President and Chief
                      Executive Officer of UnionFed Financial Corporation from
                      1991 until March 1997, and he held the same positions at its subsidiary, Union Federal Bank, until the Office of Thrift
                      Supervision appointed a receiver for the bank in August
                      1996. Mr. Engelman is a Director of Long Beach Financial
                      Corporation and its mortgage banking subsidiary Long Beach
                      Mortgage Company. He is a member of the Risk Management and
                      Securities Investment Committees of the Board of Directors.
                      Mr. Engelman is a graduate of the University of Arizona.          7,249(2)(3)

Jastrow photo         KENNETH M. JASTROW, II, 51, a Director since 1994, has been
                      President, Chief Operating Officer and a Director of
                      Temple-Inland Inc., a holding company with interests in
                      paper, forest products and financial services, since
                      February 1998. For more than the past five years, Mr.
                      Jastrow has held senior executive positions with
                      Temple-Inland Inc. and its subsidiaries. He is a member of the Management Development Committee of the Board of
                      Directors. Mr. Jastrow is a graduate of the University of
                      Texas.                                                            2,944(2)(3)

                                                                                       SHARES
                                                                                    BENEFICIALLY
                                                                                      OWNED(1)
                                                                                    ------------
Kearney photo         DANIEL P. KEARNEY, 59, who is not currently a member of the
                      Board, is a business consultant and private investor. He
                      served as Executive Vice President and Chief Investment
                      Officer of Aetna, Inc., a provider of health and retirement benefit plans and financial services, from 1991 to 1998. Mr.
                      Kearney was President and Chief Executive Officer of the
                      Resolution Trust Corporation Oversight Board from 1990 to
                      1991, a principal of Aldrich, Eastman & Waltch, Inc., a
                      pension fund advisor, from 1988 to 1989, and a managing
                      director at Salomon Brothers Inc, an investment banking
                      firm, from 1977 to 1988. Mr. Kearney is a Director of Great
                      Lakes REIT and MBIA, Inc. He holds a B.A. degree and an M.A.
                      degree from Michigan State University and a J.D. degree from
                      the University of Chicago Law School.                             3,500

Lacy photo            WILLIAM H. LACY, 54, a Director since 1984, has been Chief
                      Executive Officer of the Corporation since 1987 and became
                      Chairman of the Board of Directors in January 1999. Mr. Lacy
                      served as President of the Corporation from 1987 until
                      January 1999. He is a Director of Firstar Corporation and
                      Johnson Controls, Inc. He is Chairman of the Executive
                      Committee of the Board of Directors. Mr. Lacy attended the
                      United States Air Force Academy and is a graduate of the
                      University of Wisconsin-Milwaukee.                              381,810(4)

DIRECTORS CONTINUING IN OFFICE
TERM ENDING 2001

Abbott photo          JAMES A. ABBOTT, 59, a Director since 1989, served as
                      President and Chief Executive Officer of First Union
                      Mortgage Corporation, a mortgage banking company, from
                      January 1980 until his retirement in December 1994. Mr.
                      Abbott is a member of the Risk Management Committee of the
                      Board of Directors. He is a graduate of the University of
                      North Carolina.                                                   7,050(2)(3)

Ericson photo         JAMES D. ERICSON, 63, a Director since 1985, has been
                      President and Chief Executive Officer of The Northwestern
                      Mutual Life Insurance Company since October 1993, and before that Mr. Ericson served The Northwestern Mutual Life
                      Insurance Company as President and Chief Operating Officer
                      from 1990 to 1993 and as Executive Vice
                      President-Investments from 1987 to 1990. He is a Trustee of
                      The Northwestern Mutual Life Insurance Company, Chairman of
                      the Board and Chief Executive Officer of Northwestern
                      Investment Management Company, and a Director of
                      Northwestern Mutual Series Fund, Inc., Consolidated Papers,
                      Inc., Green Bay Packaging Corp., Kohl's Corporation and
                      Mason Street Funds, Inc. Mr. Ericson holds a B.A. degree and
                      an L.L.B. degree from State University of Iowa.                     -0-(5)

                                                                                       SHARES
                                                                                    BENEFICIALLY
                                                                                      OWNED(1)
                                                                                    ------------
Gross photo           DANIEL GROSS, 56, a Director since 1997, has been President,
                      Chief Executive Officer and a Director of Enhance Financial
                      Services Group Inc., a provider of financial guaranty
                      insurance, reinsurance and other analytical products and
                      services, since 1995. Mr. Gross, who was a founder of
                      Enhance Financial Services Group Inc. in 1986, served as
                      Chief Operating Officer of that company from 1986 to 1994.
                      He is a member of the Management Development Committee of
                      the Board of Directors. Mr. Gross holds a B.S. degree from the Sloan School of Management of Massachusetts Institute of
                      Technology.                                                       2,190(3)

Lubar photo           SHELDON B. LUBAR, 69, a Director since 1991, has been
                      Chairman of Lubar & Co. Incorporated, a private investment and management firm, since 1977. Mr. Lubar is a Director of
                      Ameritech Corporation, Firstar Corporation, Jefferies & Co.,
                      Massachusetts Mutual Life Insurance Co., and Weatherford
                      International, Inc. He is Chairman of the Management
                      Development Committee of the Board of Directors and a member of the Executive Committee. Mr. Lubar holds a B.B.A. degree and an L.L.B. degree from the University of
                      Wisconsin-Madison.                                               27,124(2)(3)(6)

Zore photo            EDWARD J. ZORE, 53, a Director since 1990, has been an
                      Executive Vice President of The Northwestern Mutual Life
                      Insurance Company since 1995 and is currently Executive Vice
                      President (Life and DI Insurance). He served The
                      Northwestern Mutual Life Insurance Company as Chief
                      Financial Officer and Chief Investment Officer from 1995 to
                      1998 and as Senior Vice President and Chief Investment
                      Officer from 1990 until 1995. Mr. Zore is a Director of
                      Northwestern Investment Management Company and Northwestern
                      Mutual Investment Services, LLC, which are subsidiaries of
                      The Northwestern Mutual Life Insurance Company. He is a
                      member of the Executive and Securities Investment Committees of the Board of Directors. Mr. Zore holds a B.A. degree and
                      an M.S. degree from the University of Wisconsin-Milwaukee.          -0-(5)

                                                                                       SHARES
                                                                                    BENEFICIALLY
                                                                                      OWNED(1)
                                                                                    ------------
DIRECTORS CONTINUING IN OFFICE
TERM ENDING 2000
Case photo            KARL E. CASE, 52, a Director since 1991, is Professor of
                      Economics at Wellesley College where he has taught since
                      1976. Dr. Case has been Visiting Scholar at the Federal
                      Reserve Bank of Boston since 1985 and a lecturer on
                      economics and tax policy in the International Tax Program at the Harvard Law School since 1980. He is a Director of the
                      New England Economic Project, Inc., Century Bank & Trust and
                      the Lincoln Institute of Land Policy. Dr. Case is Chairman
                      of the Risk Management Committee of the Board of Directors.
                      He is a graduate of Miami University, Oxford, Ohio, and
                      holds M.A. and Ph.D. degrees from Harvard University.             3,042(2)(3)

Culver photo          CURT S. CULVER, 46, was elected a Director and President of the Corporation and Chief Executive Officer of Mortgage
                      Guaranty Insurance Corporation ("MGIC") in January 1999. Mr.
                      Culver has been President of MGIC since May 1996 and has
                      held senior executive positions with MGIC for more than five years before that time. He is a member of the Risk
                      Management Committee of the Board of Directors. Mr. Culver
                      holds a B.B.A. degree and an M.S. degree from the University
                      of Wisconsin-Madison.                                           181,584(4)

McIntosh photo        WILLIAM A. MCINTOSH, 59, a Director since 1996, has been
                      adjunct professor of finance at Howard University,
                      Washington, D.C. since August 1998. Mr. McIntosh has also
                      been a financial consultant and was an executive committee member and a managing director at Salomon Brothers Inc, an investment banking firm, when he retired in 1995 after 35
                      years of service. He is Chairman of the Securities
                      Investment Committee of the Board of Directors. Mr. McIntosh
                      is a graduate of Xavier University, Ohio.                         4,690(2)(3)

                                                                                       SHARES
                                                                                    BENEFICIALLY
                                                                                      OWNED(1)
                                                                                    ------------
Muma photo            LESLIE M. MUMA, 54, a Director since 1995, has been
                      President and Chief Operating Officer of Fiserv, Inc., a
                      financial industry automation products and services firm,
                      since 1984 and Vice Chairman since 1995. He is a member of the Audit and Executive Committees of the Board of
                      Directors. Mr. Muma holds degrees in Theoretical Mathematics
                      and Business from the University of South Florida.               11,024(2)(3)

Wallison photo        PETER J. WALLISON, 57, a Director since 1990, has been a
                      Resident Fellow at the American Enterprise Institute for
                      Public Policy Research, a Washington, D.C. policy research organization since January 1999. He was a partner in the law firm of Gibson, Dunn & Crutcher LLP from April 1987 to
                      December 1998, and has been of counsel to that firm since
                      January 1999. Mr. Wallison was Counsel to the President of
                      the United States from March 1986 to March 1987. Mr.
                      Wallison is a member of the Risk Management Committee of the
                      Board of Directors. He holds a B.A. degree from Harvard
                      College and an L.L.B. degree from the Harvard Law School.         2,972(2)(3)

---------------

(1) Ownership information is for shares of Common Stock as of January 31, 1999. Unless otherwise noted, all directors and nominees have sole voting and investment power with respect to such shares. The shares beneficially owned by each director or nominee represent less than 1% of the total number of shares outstanding.

(2) Includes 2,000 shares held under the Corporation's 1993 Restricted Stock Plan for Non-Employee Directors, as to which shares the directors have sole voting power and no investment power.

(3) Includes shares held under the Deposit Share Program for Non-Employee Directors under the Corporation's 1991 Stock Incentive Plan as follows: Mr. Abbott 1,050; Dr. Case 1,042; Mr. Engelman and a family trust 1,044; Mr. Gross 190; Mr. Jastrow 944; Mr. Lubar 1,124; Mr. McIntosh 690; Mr. Muma 1,024; and Mr. Wallison 972. Directors have sole voting power as to all shares, sole investment power as to one half of the shares and no investment power as to the remaining shares described in this note, except Mr. Engelman, who has sole voting power for 608 shares, shared voting power for 436 shares, sole investment power for 304 shares, shared investment power for 218 shares and no investment power for 522 shares.

(4) Includes shares which the individuals had the vested right to acquire as of January 31, 1999, or which become vested within sixty days thereafter pursuant to options granted under the Corporation's 1989 Stock Option Plan and the Corporation's 1991 Stock Incentive Plan as follows: Mr. Culver 163,200 shares; and Mr. Lacy 252,360 shares.

(5) Messrs. Ericson and Zore, as executive officers of NML, may be deemed to have a beneficial interest in the 11,986,992 shares of Common Stock of the Corporation beneficially owned by NML; each has disclaimed such beneficial ownership. See "Stock Ownership" above.

(6) Excludes 4,000 shares owned by a trust of which Mr. Lubar's wife is a co-trustee; 12,000 shares owned by Mr. Lubar's wife; and an aggregate of 48,000 shares owned by Mr. Lubar's four adult children, as to all of which shares Mr. Lubar disclaims beneficial ownership.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met five times during 1998, and each director attended at least 75% of the meetings of the Board and committees of the Board on which he or she served that were held during the period in 1998 in which he or she was a director.

     The committees of the Board of Directors include the Audit Committee and the Management Development Committee.

     Currently, the members of the Audit Committee are Ms. Bush and Mr. Muma. The Audit Committee held six meetings during 1998. The principal functions of the Audit Committee are to review various matters pertaining to: the Corporation's financial statements and regulatory examinations; the Corporation's retention of and relationship with its independent accountants; the effectiveness of the Corporation's internal accounting controls and internal audit function; and the adequacy and appropriateness of the Corporation's accounting and financial policies and practices.

     Currently, the members of the Management Development Committee are Messrs. Lubar, Gross, and Jastrow. The Management Development Committee held three meetings during 1998. The principal functions of the Management Development Committee are to: review and approve compensation for the senior management of the Corporation, including salary changes and bonus awards; administer the Corporation's 1989 Stock Option Plan and 1991 Stock Incentive Plan; monitor and evaluate appointments of, and succession planning for, the senior management of the Corporation; and make recommendations concerning the composition of the Board of Directors and its committee structure.

     The Management Development Committee will consider nominees to the Board of Directors who are recommended by shareholders, provided that any such recommendation is submitted in writing by December 1 of the year preceding the year in which the applicable Annual Meeting of Shareholders occurs, accompanied by a description of the proposed nominee's qualifications and other relevant biographical information and the consent of the proposed nominee to serve. The recommendation should be addressed to the Management Development Committee, in care of the Secretary of the Corporation.

COMPENSATION OF DIRECTORS

     No additional compensation is paid to any director who is an employee of the Corporation or of any of its subsidiaries. Directors who are not employees of the Corporation or of NML receive an annual fee for their services of $20,000, plus $2,000 for each Board of Directors meeting attended, and $1,000 for each committee meeting attended other than in connection with a Board of Directors meeting. A director who also serves as chairperson of a committee of the Board receives an additional $2,000 annual fee. Fees that would have been paid by the Corporation to executive officers of NML for their services as directors are paid to NML. The Corporation reimburses directors for travel, lodging and related expenses incurred in connection with attending Board of Directors and committee meetings.

     Under the Corporation's Deferred Compensation Plan for Non-Employee Directors, each director who is not an employee of the Corporation or of an affiliate of the Corporation may elect to defer all or any part of his or her annual retainer and meeting fees for payment on the earlier of his or her death, disability or termination of service as a director or to a future date specified by the director. A participating non-employee director may elect to have his or her deferred compensation account either credited quarterly with interest accrued at an annual rate equal to the six-month U.S. Treasury Bill rate determined at the closest preceding January 1 and July 1 of each year or translated on a quarterly basis into share units. Each share unit is equal in value to a share of the Corporation's Common Stock and is ultimately distributed in cash only. If a director defers fees in share units, dividend equivalents in the form of additional share units are credited to the director's account as of the date of payment of cash dividends on the Corporation's Common Stock. Messrs. Culver and Lacy, because of their employment by the Corporation, and Messrs. Ericson and Zore, because of their employment by NML, are not eligible to participate in this plan.

     The Corporation's 1991 Stock Incentive Plan includes a deposit share program ("Deposit Share Program") open to each director who is not an employee of the Corporation or an affiliate and is not a representative of a holder of the Corporation's securities. Directors eligible to participate in the Deposit Share Program may elect to purchase at fair market value shares of the Corporation's Common Stock with a fair market value equal to up to 50% of the compensation of such director for service as a director of the Corporation, including as a member of a committee of the Board of Directors, during the preceding calendar year. Shares of Common Stock so purchased are deposited with the Corporation, and the Corporation matches each share deposited with one and one-half shares of restricted Common Stock ("Restricted Stock"). The shares of Restricted Stock awarded vest on the third anniversary date of the award. Awards of Restricted Stock that have not vested will be forfeited upon the director ceasing to be a director of the Corporation for any reason, other than by reason of death or a "Permissible Event," unless otherwise provided by the Management Development Committee. In the event of the death of a director, all shares of Restricted Stock will vest. A Permissible Event is termination of service as a director of the Corporation by reason of (a) the director being ineligible for continued service as a director of the Corporation under the Corporation's retirement policy, which currently provides that no director may stand for election or reelection after attaining age 70, or (b) the director's taking a position with or providing services to a governmental, charitable or educational institution whose policies prohibit continued service on the Board of Directors, or (c) the fact that continued service as a director would be a violation of law. If a director ceases to be a director by reason of a Permissible Event, the Restricted Stock will continue to vest during the balance of the three-year vesting period if (i) on or before the date the director ceases to be a director, the director enters into an agreement approved by the Management Development Committee under which the director agrees not to compete with the Corporation or its subsidiaries during the balance of such vesting period, and
(ii) the director complies with the agreement. In its discretion, the Management Development Committee may also provide that some or all of the shares of Restricted Stock will immediately become vested upon a change in control of the Corporation, as defined by the Committee. Messrs. Culver and Lacy, because of their employment by the Corporation, and Messrs. Ericson and Zore, because of their employment by NML, are not eligible to participate in the Deposit Share Program.

     Under the Corporation's 1993 Restricted Stock Plan for Non-Employee Directors, applicable to directors initially elected prior to 1997, each non-employee director was awarded 2,000 shares of the Corporation's Common Stock upon joining the Board of Directors, which shares are restricted until the director ceases to be a director of the Corporation by reason of death, disability or retirement. During the restricted period, the director has the entire beneficial interest in, and all rights and privileges of a shareholder as to, such shares, including the right to receive dividends and the right to vote such shares, subject to the following restrictions: (a) none of the restricted shares of Common Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period; and (b) all of the restricted shares of Common Stock will be forfeited and all rights of the director to such shares will terminate when the director ceases being a director of the Corporation other than by reason of death, disability or retirement.

     For purposes of the 1993 Restricted Stock Plan for Non-Employee Directors, "retirement" of a director means termination of service as a director of the Corporation, if (a) the director at the time of termination was ineligible for continued service as a director under the Corporation's retirement policy for directors, or (b) the director had served as a director of the Corporation for at least three years from the date restricted shares of Common Stock were awarded to such director, and such termination is (i) due to the director's taking a position with or providing services to a governmental, charitable or educational institution whose policies prohibit continued service on the Corporation's Board of Directors, (ii) due to the fact that continued service as a director would be a violation of law, or (iii) not due to the voluntary resignation or refusal to stand for reelection by the director.

     When a director ceases to be a director by reason of death, disability or retirement, all restrictions applicable to the shares of Common Stock lapse. Mr. Lacy, because of his employment by the Corporation, and Messrs. Ericson and Zore, because of their employment by NML, were not eligible to participate in this Plan.

     The 1993 Restricted Stock Plan for Non-Employee Directors was terminated by the Board of Directors in 1997 and no new awards of Common Stock will be made under such Plan. Termination of the Plan does not affect any prior awards of restricted shares under such Plan.

             REPORT OF THE MANAGEMENT DEVELOPMENT COMMITTEE OF THE
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

     This report is submitted by the Management Development Committee of the Board of Directors ("Committee") with respect to 1998 compensation of senior executives of the Corporation. The Committee administers the Corporation's executive compensation program for the five most highly compensated executive officers named in the tables below and other senior executives of the Corporation. In addition, among its other responsibilities, the Committee administers the Corporation's 1989 Stock Option Plan and its 1991 Stock Incentive Plan.

COMPENSATION PHILOSOPHY

     The Corporation's compensation program is designed to motivate and reward senior executives of the Corporation (including executive officers, as defined by the rules of the Securities and Exchange Commission) for attaining the financial and strategic objectives essential to the Corporation's long-term success and growth in shareholder value. The program is intended to provide a competitive level of total compensation and to offer incentive and equity ownership opportunities directly linked to the Corporation's performance and shareholder return. Key principles underlying the design of the program include emphasis on cash compensation tied to performance and stock-based incentive opportunities tied to shareholder value over fixed pay, and a belief in pay based on performance rather than entitlements tied to one's position.

     The objectives of the Committee in structuring and administering the Corporation's executive compensation program are to:

     - maintain a strong and direct link between the Corporation's financial goals and the executive compensation program;

     - motivate executives to achieve key financial goals through emphasis on performance-based compensation;

     - align the interest of executives with those of the Corporation's shareholders by providing a substantial portion of compensation in the form of the Corporation's stock; and

     - provide competitive total compensation opportunities to attract and retain high-caliber executives critical to the long-term success of the Corporation.

COMPETITIVE BENCHMARKS

     In its annual review of executive compensation, the Committee is guided by data derived from compensation surveys prepared by independent consultants. The surveys provide the Committee with competitive data on overall compensation levels, changes in pay levels, and the mix of compensation elements for senior executives in a variety of companies. The Committee believes that the Corporation's competitors for executive talent are not limited to the companies in the Standard & Poor's indexes that comprise the peer groups used for the performance graph comparison of shareholder return. Therefore, the companies used for comparison purposes in analyzing the Corporation's executive compensation program represent a broader group of firms than the companies included in those indexes.

     In January 1998, the Committee received survey data from an independent compensation and benefits consulting firm on executive compensation for a number of publicly-traded financial guaranty and insurance companies. The Committee used this information in its consideration of salary range movement and incentive bonus opportunities for senior executives in 1998.

EXECUTIVE COMPENSATION PROGRAM

     The Corporation's executive compensation program consists of an annual cash component, which includes base salary and a variable performance incentive bonus, and a long-term incentive component, consisting of periodic stock option awards.

BASE SALARY

     The Committee reviews base salary ranges and salary levels of the Corporation's senior executives each year, taking into consideration individual performance, level of responsibility, scope and complexity of the position, internal equity, comparative compensation data, and, for executives other than Mr. Lacy, the recommendations of

Mr. Lacy. The Committee's review of Mr. Lacy's compensation is discussed below under "Compensation of the Chief Executive Officer."

     In recent years, the Committee has adjusted the salary ranges for the senior executives of the Corporation to establish as the midpoint for each position the median compensation level for the comparable position within a comparative group of companies selected objectively by the consultant on the basis of similar market capitalization. For 1998, the Committee decided to maintain the salary range midpoint at the 50th percentile of competitive levels, consistent with the Committee's belief that a substantial portion of the senior executives' annual pay should remain "at risk" and linked to the achievement of corporate objectives and increases in shareholder value. Therefore, in January 1998, the Committee increased the salary range midpoints of the senior executives by 3.1%, representing the average salary range movement reflected in the compensation survey data, and increased the salaries of the senior executives who were below their adjusted salary midpoints to approximate the new midpoint for their respective positions. The salaries shown in the Summary Compensation Table for 1998 for the named officers reflect payment for the first three months of the year at the salary rates in effect prior to the adjustments, which became effective in April 1998, and one extra pay period for the year due to the Corporation's election to shorten the final bi-weekly pay period by one day to end on December 31, 1998.

ANNUAL PERFORMANCE INCENTIVE BONUS

     The purpose of the annual variable performance incentive program is to provide a direct financial incentive in the form of a cash bonus to senior executives who are viewed as having achieved key objectives during the year. Under the program, the amount of the Corporation's net income must exceed a threshold before any cash bonuses can be paid and must equal or exceed a net income target in order for senior executives to be eligible for maximum bonus awards. The amounts of the net income threshold and net income target are determined by the Committee at the beginning of each year based on the Committee's assessment of the business environment and the Corporation's financial plan for that year. In recent years, the net income target has been an amount equal to the net income projected to be earned in the Corporation's financial plan for the year and the net income threshold has averaged 85% of that amount. For 1998, the Committee again set the net income target at an amount equal to the net income projected in the Corporation's 1998 financial plan. However, the Committee set the net income threshold at an amount equal to 100% of actual earnings for the previous year, rather than tying the threshold to earnings projected for 1998.

     The Committee has established four tiers applicable to senior executives' bonus opportunities, with maximums ranging from 40% to 100% of base salary in effect at the time of bonus award. In January 1998, based on Mr. Lacy's recommendations, the Committee approved placement of the senior executives in the bonus tiers. Mr. Lacy's recommendation to the Committee regarding placement of the senior executives in the bonus tiers was based on his subjective judgment as to the ability of each senior executive to influence the Corporation's competitiveness and profitability under the existing business climate.

     The bonus amounts paid to the senior executives were decided in January 1999, when Mr. Lacy submitted to the Committee for approval his recommendations as to the bonus awards. Mr. Lacy based his recommendations on a subjective evaluation of each executive's contribution to the Corporation's competitiveness in the marketplace, quality of execution of functional duties and responsibilities, management of expenses, improvement in productivity, and achievement of other goals. No specific weight was assigned to any of these factors, nor was any specific weight assigned to any combination of such factors with the Corporation's performance. The Committee approved the recommended bonus amounts without change.

STOCK OPTION PROGRAM

     The long-term incentive component of the Corporation's executive compensation program provides for the award of stock options, designed to promote significant equity interest by the senior executives in the Corporation with the intent of aligning their interests with those of the other shareholders. Under the Corporation's stock incentive plan, stock options are granted at the market value on the date of grant. As a result, senior executives will realize a gain from the options only to the extent that shareholders are similarly benefited by future increases in the price of the Corporation's stock.

     Vesting of the stock options granted to the Corporation's senior executives in 1994 and to the date hereof depends upon the achievement of corporate performance goals as measured by earnings per share. Any options which do not vest by performance within five years of the grant date will vest after the ninth year. This requirement reflects the Committee's belief in performance-based pay linked to increases in shareholder value. Prior awards vested on the basis of continued employment.

     Information regarding the stock options held by Mr. Lacy and the four other highest paid executive officers at December 31, 1998 is set forth in the table under "Executive Compensation--Aggregated Stock Option Exercises in the Last Fiscal Year and Option Values at December 31, 1998." No stock options were awarded to Mr. Lacy or to other executive officers during 1998.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The compensation of Mr. Lacy, the Corporation's Chief Executive Officer, is comprised of the same elements as the compensation of other senior executives: base salary, annual performance incentive bonus and periodic stock option awards. The Committee reviews Mr. Lacy's total compensation annually and evaluates adjustments based upon a variety of factors, including the comparative survey data.

     Mr. Lacy's salary range midpoint was set by the Committee in 1997 at the 50th percentile of salary levels reported for the highest paid officers in the comparative group of companies selected by the consultant. For 1998, the Committee increased the salary range midpoint for Mr. Lacy by 3.0%, slightly below the average salary range movement reflected by the survey data. Mr. Lacy's base salary of $550,000, which was last adjusted in 1997, was unchanged for 1998, and is slightly greater than midpoint.

     In determining the variable performance incentive bonus to be paid to Mr. Lacy, the Committee considers the Corporation's net income in relation to the net income target established by the Committee and the Committee's evaluation of Mr. Lacy's overall contributions to the Corporation. No specific weight or ranking is assigned to these factors, however, in the Committee's subjective determination of the bonus amount to be paid to Mr. Lacy. In January 1998, the Committee assigned Mr. Lacy to the bonus tier with the highest bonus opportunity, 100% of base salary. The Committee's decision to assign Mr. Lacy to this category was based on the Committee's subjective evaluation of his ability to influence the Corporation's profitability.

     In January 1999, the Committee determined that the bonus award to be paid to Mr. Lacy was $495,000, an amount equal to 90% of his base salary rate then in effect. That determination was based on the strong performance of the Corporation and the Committee's subjective assessment of Mr. Lacy's contributions to the Corporation's profitability.

TAX DEDUCTIBILITY LIMIT

     Under Section 162(m) of the Internal Revenue Code, the corporate federal income tax deduction for compensation paid to any of the five most highly compensated executive officers of a publicly-held company is limited to $1 million, unless certain requirements are met. The Committee recognizes there has been some compensation paid in 1998 (and there is expected to be some compensation paid in 1999) which will not be deductible for federal income tax purposes. The Committee believes the effect of such compensation on income tax expense will not be material and that it is in the Corporation's interest to preserve flexibility to pay compensation that is not based solely on objective factors.

    MEMBERS OF THE MANAGEMENT DEVELOPMENT COMMITTEE:

    Sheldon B. Lubar, Chairman (member throughout 1998)
    Daniel Gross (member throughout 1998)
    Kenneth M. Jastrow, II (member since May 1998)
    Leslie M. Muma (member until May 1998)

                               PERFORMANCE GRAPH
--------------------------------------------------------------------------------

     The following graph compares the cumulative total stockholder return on the Corporation's Common Stock for the last five fiscal years with the cumulative total return on the Standard & Poor's 500 Stock Index, the Standard & Poor's 500 Financial (Diversified) Index (the peer group index which previously included the Corporation), and the Standard & Poor's 500 Insurance (Property-Casualty) Index (in which the Corporation has been included since November, 1998). The graph assumes $100 was invested on December 31, 1993, in each of the Corporation's Common Stock, the Standard & Poor's 500 Stock Index, the Standard & Poor's 500 Financial (Diversified) Index, and the Standard & Poor's 500 Insurance (Property-Casualty) Index, and that all dividends were reinvested.

PERFORMANCE GRAPH

                                                                     S&P 500                                  S&P 500 INSURANCE
                                          MGIC INVESTMENT            -------           S&P 500 FINANCIAL          (PROPERTY-
                                            CORPORATION                                  (DIVERSIFIED)            CASUALTY)
                                          ---------------                              -----------------      -----------------
12/31/93                                     $ 100.00               $ 100.00               $ 100.00               $ 100.00
12/31/94                                       114.00                 101.00                  96.00                 105.00
12/31/95                                       187.00                 139.00                 155.00                 142.00
12/31/96                                       263.00                 171.00                 202.00                 173.00
12/31/97                                       461.00                 228.00                 307.00                 247.00
12/31/98                                       276.00                 294.00                 402.00                 225.00

--------------------------------------------------------------------------------------------------------------
                                                              1993    1994    1995    1996    1997    1998
--------------------------------------------------------------------------------------------------------------
  MGIC Investment Corporation                                 $100    $114    $187    $263    $461    $276
--------------------------------------------------------------------------------------------------------------
  S&P 500                                                      100     101     139     171     228     294
--------------------------------------------------------------------------------------------------------------
  S&P 500 Financial (Diversified)                              100      96     155     202     307     402
--------------------------------------------------------------------------------------------------------------
  S&P 500 Insurance (Property-Casualty)                        100     105     142     173     247     225
--------------------------------------------------------------------------------------------------------------

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fourth quarter of 1998, MGIC and Enhance Financial Services Group Inc. ("Enhance") formed Sherman Financial Group LLC ("Sherman"), a joint venture to engage in the business of purchasing, servicing and securitizing delinquent consumer accounts receivable. Mr. Gross, a member of the Management Development Committee, is the Chief Executive Officer of Enhance. During the fourth quarter of 1998, a provider of marketing, analytics and due diligence services and a servicing business were acquired for the joint venture from unrelated parties. MGIC and Enhance have each committed to provide $20.2 million in equity capital to Sherman, a portion of which has already been funded. MGIC's commitment is entirely in cash and Enhance's commitment is $8.5 million in cash with the remainder of Enhance's commitment in the form of approximately 445,000 shares of Enhance common stock issued in the acquisition of the servicing business. Each of MGIC and Enhance owns a 45.5% interest in Sherman, with the remaining interest in Sherman owned by the senior management of Sherman. Under the terms of the instruments governing Sherman, MGIC and Enhance must agree on all important decisions affecting the Sherman joint venture. Each has (1) a right of first refusal applicable to proposed transfers of the interests in Sherman owned by the other,
(2) a tag-along right with respect to the interests in Sherman proposed to be sold by the other and (3) a right to cause Sherman to be sold to a third party.

     MGIC and Enhance each own approximately 48% of Credit-Based Asset Servicing and Securitization LLC and related entities (collectively, "C-BASS"), a joint venture formed by MGIC and Enhance in 1996 which is engaged in the business of purchasing, servicing and securitizing delinquent and other residential mortgage assets. From time to time, MGIC and Enhance explore other joint investment opportunities.

     The foregoing disclosure is made for informational purposes only as Mr. Gross has advised the Corporation that he does not consider that he has an indirect material interest in the transactions described above such that the disclosure of such transactions is required herein under the rules of the Securities and Exchange Commission.

                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

     The following tables provide information concerning compensation and stock options, as well as descriptions of the Corporation's Pension Plan ("Pension Plan") and Supplemental Executive Retirement Plan ("Supplemental Plan") as they relate to the Chief Executive Officer and the four other most highly compensated executive officers of the Corporation.

SUMMARY COMPENSATION TABLE
     The following table summarizes information concerning compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Corporation or of Mortgage Guaranty Insurance Corporation ("MGIC") for fiscal year 1998 and for the previous two fiscal years.

                                                                                   LONG-TERM
                                                    ANNUAL COMPENSATION           COMPENSATION
                                            -----------------------------------   ------------
                                                                                   SECURITIES
                                                                   OTHER ANNUAL    UNDERLYING     ALL OTHER
                                                                   COMPENSATION      STOCK       COMPENSATION
NAME AND CURRENT PRINCIPAL POSITION  YEAR   SALARY($)   BONUS($)      ($)(1)       OPTIONS(#)       ($)(2)
-----------------------------------  ----   ---------   --------   ------------    ----------    ------------
William H. Lacy                      1998    571,158    495,000       5,948             -0-         68,018
  Chairman and Chief                 1997    536,351    550,000       1,524         240,000         68,084
  Executive Officer of the           1996    500,000    400,000       1,679             -0-         69,768
  Corporation and Chairman
  of MGIC
Curt S. Culver                       1998    335,165    315,000       2,534             -0-         33,832
  President of the Corporation       1997    314,548    320,000         457         200,000         33,853
  and Chief Executive Officer        1996    276,740    240,000         335             -0-         40,216
  and President of MGIC
J. Michael Lauer                     1998    264,462    234,000       1,360             -0-         28,612
  Executive Vice President           1997    237,209    240,000         541          80,000         28,732
  and Chief Financial                1996    227,308    184,000         737             -0-         28,390
  Officer of the
  Corporation and MGIC
Lawrence J. Pierzchalski             1998    241,269    211,500       1,321             -0-         43,503
  Executive Vice President -         1997    222,269    225,000         253          80,000         20,470
  Risk Management of MGIC            1996    203,366    172,000         198             -0-         21,511
James S. MacLeod                     1998    255,577    154,000       1,179             -0-         52,800
  Executive Vice President -         1997    185,904    171,000         188          80,000         10,787
  Field Operations of MGIC           1996    171,468     96,250         147             -0-          9,672

---------------

(1) The amounts shown in this column represent reimbursements for the payment of taxes related to income imputed in connection with the Supplemental Plan. Other Annual Compensation for 1998 and for the years 1997 and 1996 does not include perquisites and other personal benefits because the aggregate amount of such compensation for each of the named individuals in each year did not exceed the lesser of (a) $50,000 or (b) 10% of the combined salary and bonus for the named individual in each year.

(2) The 1998 amounts included in "All Other Compensation" consist of:

                                                                                    VALUE OF SPLIT
                                                     PROFIT          MATCHING           DOLLAR
                                                     SHARING          401(K)        LIFE INSURANCE    TOTAL OTHER
NAME                                              CONTRIBUTIONS    CONTRIBUTIONS     PREMIUMS(A)      COMPENSATION
----                                              -------------    -------------    --------------    ------------
William H. Lacy                                      $8,000           $1,600           $52,735          $68,018(b)
Curt S. Culver                                        8,000            1,600            24,232           33,832
J. Michael Lauer                                      8,000            1,600            19,102           28,612
Lawrence J. Pierzchalski                              8,000            1,600            33,903           43,503
James S. MacLeod                                      8,000            1,600            43,200           52,800

---------------

(a) The amount shown represents the full dollar amount paid by or on behalf of MGIC for the whole life portion of the split-dollar life insurance. The premium attributed to the term portion of such insurance was paid by the named individuals. MGIC will be reimbursed for premiums paid upon the sooner of the retirement or termination of employment of each of the insureds.

(b) Includes $5,683 in supplemental long term disability insurance premium paid on behalf of Mr. Lacy.

--------------------------------------------------------------------------------

AGGREGATED STOCK OPTION EXERCISES IN THE LAST FISCAL YEAR AND OPTION VALUES AT DECEMBER 31, 1998

     The following table summarizes information with respect to stock options held at December 31, 1998, and stock options exercised during 1998 by the Chief Executive Officer of the Corporation and the four other most highly compensated executive officers of the Corporation or MGIC.

                                                                 NUMBER OF
                                                           SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                                                             DECEMBER 31, 1998           AT DECEMBER 31, 1998
                          SHARES ACQUIRED     VALUE     ---------------------------   ---------------------------
                            ON EXERCISE     REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
NAME                      DURING 1998(#)     ($)(1)         (#)          (#)(2)        ($)(2)(3)      ($)(2)(3)
----                      ---------------   --------    -----------   -------------   -----------   -------------
William H. Lacy               126,000       8,167,496     193,560        210,960       3,862,552       926,775
Curt S. Culver                 20,000       1,307,301     119,360        170,640       2,326,145       647,505
J. Michael Lauer              -0-              -0-        279,880         70,320       8,812,698       308,925
Lawrence J. Pierzchalski       42,200       2,288,221      98,970         69,030       2,335,705       277,723
James S. MacLeod              -0-              -0-        117,400         68,600       3,370,267       267,322

---------------

(1) Value realized is the difference between the exercise price and the market value at the close of business on the date immediately preceding the date of exercise.

(2) The Corporation's stock option agreements for all options granted under the Corporation's 1989 Stock Option Plan and 1991 Stock Incentive Plan provide that the options shall become immediately exercisable upon a change in control of the Corporation or, as and to the extent determined by the Management Development Committee, upon the occurrence of certain specified corporate transactions affecting the Corporation.

(3) Value is based on the closing price of $39.8125 for the Corporation's Common Stock on the New York Stock Exchange on December 31, 1998, less the exercise price.

--------------------------------------------------------------------------------

PENSION PLAN

     The Corporation maintains a Pension Plan for the benefit of substantially all employees of the Corporation, including executive officers. The Pension Plan is a noncontributory defined benefit pension plan intended to qualify under
Section 401(a) of the

Internal Revenue Code of 1986, as amended (the "Code"). Under the terms of the Pension Plan, each eligible employee, including the executive officers named in the above tables, generally earns annual pension credits for each year of service equal to 2% of such employee's eligible cash compensation for that year (the "career average formula"). A one-time adjustment was made in 1998 to the aggregate pension credits for each employee with at least five years of vested service so that such credits would be in an amount equal to 2% of such employee's average annual pay for the five years ending December 31, 1997, multiplied by the number of years of service with the Corporation since 1985. All employees will earn pension credits for 1998 and subsequent years calculated using the career average formula. In accordance with applicable requirements of the Code, compensation in excess of $160,000 is disregarded for purposes of computing pension credits. At retirement, the employee's annual pension credits are added together to determine the employee's accrued pension benefit. Eligible employees with credited service for employment prior to October 31, 1985 also receive a "past service benefit," which is generally equal to the difference between the amount of pension the employee would have been entitled to receive with respect to service prior to October 31, 1985 under the terms of a prior plan had such plan continued, and the amount the employee is actually entitled to receive under an annuity contract purchased when the prior plan was terminated.

     Retirement benefits vest on the basis of a graduated schedule over a seven-year period of service. Full pension benefits are payable upon retirement at or after age 65 (age 62 if the employee has completed at least seven years of service), and reduced benefits are payable beginning at age 55. The Code places a maximum limitation on the amount of annual benefits that may be paid under the Pension Plan, which was $130,000 for 1998 for persons born between 1938 and 1954 and retiring at or after age 65, indexed for cost-of-living increases. The estimated annual benefits payable upon normal retirement to Messrs. Lacy, Culver, Lauer, Pierzchalski and MacLeod as of December 31, 1998 were $121,333, $103,578, $68,949, $102,086 and $91,385 respectively, after giving effect to the limitation imposed by the Code.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Corporation maintains an unfunded, nonqualified Supplemental Plan for designated employees (including executive officers), under which an eligible employee, whose benefits from the Pension Plan are affected by the Code's limitations on annual benefits and compensation that may be considered, is paid the difference between the amounts the employee would have received from the Pension Plan in the absence of such limitations and the amounts the employee is actually entitled to receive from the Pension Plan. Benefits under the Supplemental Plan are payable in the same manner, at the same time and in the same form as the benefits paid under the Pension Plan. At December 31, 1998, Messrs. Lacy, Culver, Lauer, Pierzchalski and MacLeod would have been entitled to receive supplementary annual benefits under the Supplemental Plan of $186,223, $60,849, $31,743, $33,306 and $21,091 respectively.

                               OTHER INFORMATION
--------------------------------------------------------------------------------

     The Corporation has an agreement with Northwestern Mutual Investment Services, LLC, a subsidiary of NML (the "NML subsidiary"), pursuant to which the NML subsidiary was retained (i) to manage specified accounts under the Corporation's long-term investment portfolio, and (ii) to provide investment, accounting and reporting services to the Corporation. The agreement is cancelable by the Corporation upon 90 days prior written notice and by the NML subsidiary upon 180 days prior written notice. The Corporation paid the NML subsidiary $1,079,190 in fees during 1998 under the agreement. It is expected that the Corporation will continue to use the services of the NML subsidiary during 1999.

     During 1998, MGIC purchased long-term disability coverage for its employees from NML, and MGIC paid NML an aggregate of $263,755 in premiums for such coverage. The premiums paid were based on NML's published rates.

     During 1998, MGIC paid an aggregate of $203,366 to NML in split-dollar life insurance premiums for the whole life portion of the life insurance coverage issued by NML on Messrs. Lacy, Culver, Lauer, Pierzchalski, MacLeod and another senior executive pursuant to a split-dollar collateral assignment program. The premiums paid were determined by NML's published rates and will be repaid to MGIC upon the sooner of the retirement or termination of employment of each of the insureds.

     The Corporation filed consolidated federal income tax returns with NML and its subsidiaries from 1986 through August 13, 1991 pursuant to a tax sharing agreement. While the Corporation is no longer a member of NML's consolidated tax group, it has a continuing obligation to reimburse NML for the tax effect of any changes in the taxable income of the Corporation relating to periods during which the Corporation and its subsidiaries were included as part of that consolidated group. During 1998, the Corporation made a payment of $1,285,232 to NML under the tax sharing agreement.

     Pursuant to a Common Stock Purchase Agreement entered into in 1984 between the Corporation and NML, NML has the right under certain conditions to require the Corporation to file a registration statement under the Securities Act of 1933 for the sale of its shares of the Corporation's Common Stock, or to participate in a registration of Common Stock otherwise initiated by the Corporation. The Corporation is generally required to pay all costs associated with any such registration (other than applicable underwriting commissions and discounts) and to indemnify NML against certain liabilities under the Securities Act of 1933.

     During 1998, the Corporation and C-BASS made separate purchases of home price index data and other analytical services from Case Shiller Weiss, Inc. ("CSW") aggregating $110,071. The Corporation expects that it and C-BASS will continue to make purchases of CSW products in 1999. Dr. Case owns more than 10% of the stock of CSW. The foregoing disclosure is made for informational purposes only as the Corporation does not consider C-BASS a subsidiary of the Corporation for purposes of the regulations of the Securities and Exchange Commission requiring that certain transactions with subsidiaries of the Corporation be disclosed.

     The law firm of Gibson, Dunn & Crutcher LLP performs legal services for the Corporation. Mr. Wallison is of counsel to that firm and was a partner in the firm during 1998.

     During 1998, MGIC and other subsidiaries of the Corporation sold mortgage insurance, paid mortgage insurance claims and provided certain other services to unaffiliated companies of which certain of the Corporation's non-employee directors were executive officers or directors. Such transactions were made in the ordinary course of business and are not considered material to the Corporation.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers and directors, and certain other persons who beneficially own more than ten percent of the Corporation's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. To the Corporation's knowledge, based solely on a review of copies of such reports furnished to the Corporation or written representations from the Corporation's executive officers, directors and such beneficial owners, such persons complied with all Section 16(a) filing requirements in 1998, except for one report which was inadvertently filed late by the Corporation on behalf of Mr. Gordon Steinbach, an executive officer of the Corporation. The report covered two sale transactions occurring in the same month which were reported on a timely basis by Mr. Steinbach to the Corporation for filing of the applicable Section 16(a) form on his behalf.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                                    (ITEM 2)
--------------------------------------------------------------------------------

     The Board of Directors, upon recommendation of its Audit Committee, has reappointed the accounting firm of PricewaterhouseCoopers LLP ("PWC") as independent accountants of the Corporation for the fiscal year ending December 31, 1999. The shareholders are being asked to ratify such appointment at the Annual Meeting. A representative of PWC is expected to attend the meeting, will be afforded an opportunity to make a statement if the representative desires to do so, and will be available to respond to appropriate questions by shareholders.

SHAREHOLDER VOTE REQUIRED

     The affirmative vote of a majority of the votes cast on this matter is required for the ratification of the appointment of PWC as independent accountants. Abstentions and "broker non-votes" will not be counted as "votes cast."

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF PWC AS INDEPENDENT ACCOUNTANTS. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES WILL BE VOTED FOR RATIFICATION.

                                 OTHER MATTERS
--------------------------------------------------------------------------------

PROPOSALS OF SHAREHOLDERS

     The Corporation must receive on or before November 27, 1999, any proposal from a shareholder that the shareholder desires to submit to the 2000 Annual Meeting and be included in the Corporation's Proxy Statement and proxy for that meeting. The rules of the Securities and Exchange Commission also establish other requirements for shareholder proposals of this type.

     The proxy solicited by the Board of Directors for the 2000 Annual Meeting may authorize the persons named in that proxy to vote in their discretion on a proposal by a shareholder that is not included in the Corporation's Proxy Statement for that Annual Meeting without any reference to such proposal in the Proxy Statement unless the Corporation receives notice of the proposal on or before February 10, 2000.

MANNER AND COST OF PROXY SOLICITATION

     The cost of solicitation of proxies will be borne by the Corporation. In addition to the solicitation of proxies by use of the mails, officers, directors and regular employees of the Corporation, acting on its behalf, may solicit proxies by telephone, telegraph or personal interview. Also, the Corporation has retained D.F. King & Co., Inc. to aid in the solicitation of proxies for which the Corporation will pay a fee estimated to be $6,500, plus expenses. The Corporation will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

OTHER BUSINESS

     At the date this Proxy Statement was printed, the Board of Directors knew of no other business to be presented at the Annual Meeting. If other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their best judgment.

                          MGIC INVESTMENT CORPORATION
             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 6, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF MGIC INVESTMENT CORPORATION


     The undersigned hereby appoints WILLIAM H. LACY and SHELDON B. LUBAR, and either one of them, as proxy and attorney-in-fact of the undersigned, with full power of substitution, to represent and vote, as designated below, all shares of Common Stock of MGIC Investment Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of such Corporation to be held in Vogel Hall, Marcus Center for the Performing Arts, 123 East State Street, Milwaukee, Wisconsin, on Thursday, May 6, 1999, 9:00 a.m. Central Time, and at any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.

     The undersigned acknowledges receipt of the Annual Report of the Corporation and the Notice of the Annual Meeting and accompanying Proxy Statement of the Corporation.



              DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED


                MGIC INVESTMENT CORPORATION 1999 ANNUAL MEETING
        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED
                            IN ITEM 1 AND FOR ITEM 2



1.   ELECTION OF DIRECTORS:  1 - MARY K. BUSH            2 - DAVID S. ENGELMAN
                             3 - KENNETH M. JASTROW, II  4 - DANIEL P. KEARNEY
                             5 - WILLIAM H. LACY

          /  / FOR all nominees              /  / WITHHOLD AUTHORITY
               listed to the left (except         to vote for all nominees
               as specified below).               listed to the left.


(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right).
                                                       ---------------------
                                                       |                   |
                                                       |                   |
                                                       ---------------------

2.   Ratify the appointment of PricewaterhouseCoopers LLP as the independent
accountants of the Corporation.        / / FOR    / / AGAINST    / / ABSTAIN

3. In his discretion, each Proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

CHECK APPROPRIATE BOX              Date __________________       NO. OF SHARES
INDICATE CHANGES BELOW:
ADDRESS CHANGE?         /  /       Name Change?  /  /


                                             ------------------------------
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                                             ------------------------------

                                             SIGNATURE(S) IN BOX

                                             NOTE: Please sign exactly as your
                                             name appears hereon. Joint owners
                                             should each sign personally. A
                                             corporation should sign full
                                             corporate name by duly authorized
                                             officers and affix corporate seal.
                                             When signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             give full title as such.